United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2024 (November 8, 2024)

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number,

including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On October 26, 2024, Houston American Energy Corp. (the “Company”) entered into a letter agreement (the “Engagement Agreement”) with Univest Securities, LLC (“Univest”), pursuant to which Univest shall serve as the exclusive placement agent or exclusive lead underwriter in connection with the Company’s proposed private placement offering or public registered offering of shares of its common stock for a maximum amount of $2.5 million. The terms of the offering would be mutually agreed upon by the Company and the purchaser(s) to be documented by a purchase agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and the offering. Pursuant to the terms of the Engagement Agreement, the Company also would provide Univest with customary indemnification rights. The Company would pay Univest a cash fee equal to 7% of the aggregate gross proceeds raised in the offering, payable at closing of the offering. In addition, Univest would be entitled to compensation for certain financing for the 12-month period after closing of the offering and would have right to appoint a board observer to the Company for one year.

On November 8, 2024, the Company entered into a subscription agreement (the “Subscription Agreement”) with an accredited investor (the “Purchaser”) for the sale and issuance (the “Offering”) of 2,180,180 shares of its common stock, par value $0.001 per share (the “Shares”) at a purchase price of $1.14669431 per share. The aggregate gross proceeds to the Company from the Offering were approximately $2.5 million, before deducting placement agent fees and other offering expenses. Univest acted as the exclusive placement agent for the Offering.

The Company made certain customary representations, warranties and covenants concerning the Company and the Offering in the Subscription Agreement. In addition, the Purchaser made certain customary representations, warranties and covenants concerning its accredited investor status and agreed to indemnify the Company, the placement agent, and other indemnitees for certain liabilities.

Agreement with Departing CEO

On November 11, 2024 (the “Effective Date”), the Company entered into an agreement with John Terwilliger (the “Departing CEO Agreement”), pursuant to which the Company paid Mr. Terwilliger a one-time payment of $800,000 and in exchange, Mr. Terwilliger agreed that his change in control agreement with the Company was terminated on Effective Date and he would forgo any claim he was entitled to under such change in control agreement. In addition, pursuant to the Departing CEO Agreement, Mr. Terwilliger stepped down as President and Chief Executive Officer (“CEO”) of the Company as of the Effective Date but would continue as an advisor to the new CEO through December 31, 2024 at his current salary and would retire effective on January 1, 2025. Mr. Terwilliger continues to serve as a director of the board of directors (the “Board”) of the Company.

The foregoing descriptions of the Engagement Agreement, the Subscription Agreement and the Departing CEO Agreement are not complete and are qualified in their entirety by the full text of such documents, copies of which are filed as exhibits to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

The issuance of the shares pursuant to the Subscription Agreement was not registered under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration in entering into the Subscription Agreement and in issuing such securities based in part on representations made by the Purchaser. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d), (e)

Departure of CEO

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Appointment of New CEO

On the Effective Date, the Company appointed Peter F. Longo as President and CEO of the Company. Mr. Longo also joined the Board as a director on the Effective Date. Mr. Longo, age 65, has been serving, since 2018, as the Chairman of Cyient, Inc. the U.S. subsidiary of Cyient, Ltd., a leading management services provider in engineering, manufacturing, geospatial, network, and operations management services to global industry leaders in all aspects of the energy sector. Prior to Cyient, from 2016 to 2018, Mr. Longo served as SVP of Operations for United Technologies Corp. (UTC) from prior to its merger with Raytheon. Since 1988, Mr. Longo had served as CFO, and CIO at a number of UTC’s subsidiaries. Neither Cyient nor UTC is affiliated with the Company. Mr. Longo has a bachelor in accountancy degree from Bentley University and is a Certified Public Accountant (CPA) since 1981.

In connection with his appointment, the Compensation Committee has approved the following compensation for Mr. Longo: (1) a base salary of $15,000 a month, (2) the monthly-issuance of options to acquire a number of shares of the Company’s common stock equal to $15,000 divided by the then trading price per share of the Company’s common stock.

There are no family relationship between Mr. Longo and any of the Company’s other directors or executive officers. There are no related party transactions with Mr. Longo required to be disclosed as required by Item 404(a) of Regulations S-K.

Changes to the Board of Directors

The Board has received the resignation of James A. Schoonover as a director from the Board which took effect on the Effective Date. Mr. Schoonover’s departure from the Board was not due to any disagreement between the director and the company.

Also on the Effective Date, Robert J. Bailey has joined the Board. Mr. Bailey, age 60, has been serving as the Corporate Vice President – Controller from 2016 to 2020 with Raytheon Technologies Corporation (formerly United Technologies Corp.), a leading aerospace and defense product provider for the U.S. government and commercial markets. In his role, he led Raytheon’s SEC reporting, compliance, and accounting matters. Raytheon is not affiliated with the Company. Mr. Bailey holds a bachelor of Science in accounting from University of Massachusetts and is a CPA since 1986.

There are no arrangements nor understandings with Mr. Bailey pursuant to which he was selected as a director of the Company, and there are no family relationship between Mr. Bailey and any of the Company’s other directors or executive officers. There are no related party transactions with Mr. Bailey required to be disclosed as required by Item 404(a) of Regulations S-K. Mr. Bailey will be entitled to receive the standard compensation provided to directors of the Company.

With these changes, the Board will have five members. Each of Mr. Longo and Mr. Bailey will serve until the Company’s next annual meeting of stockholders and will be eligible to stand for re-election at that time, subject in each case until the director’s earlier resignation or removal.

Item 7.01 Regulation FD Disclosure.

On November 11, 2024, the Company issued a press release announcing the closing of the Offering and the management and board changes as noted above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act, as amended or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Engagement Letter, dated October 26, 2024, by and between Houston American Energy Corp. and Univest Securities, LLC.

10.2 *+	Subscription Agreement, dated November 8, 2024, by and between Houston American Energy Corp. and the undersigned purchaser on the signature page thereto.

10.3	Agreement, dated November 11, 2024, by and between Houston American Energy Corp. and John Terwilliger.

99.1	Press release dated November 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

+ Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: November 12, 2024

	By:	/s/ John Terwilliger
	Name:	John Terwilliger
	Title:	Chief Executive Officer